Exhibit 14.2 under Form N-14



  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus/Proxy Statement dated August 28, 2007 of Federated MDT Balanced Fund and "Independent Registered Public Accounting Firm and Financial Statements" in the Federated MDT Balanced Fund's Statement of Additional Information dated December 11, 2006, which is incorporated by reference into the Registration Statement on Form N-14 of Federated MDT Balanced Fund, dated August 28, 2007.
..
We also consent to the incorporation by reference of our report dated September 12, 2006 for MDT Balanced Fund (the predecessor of Federated MDT Balanced Fund) included in the July 31, 2006 Annual Report to shareholders of MDT Funds, which was incorporated by reference into the Statement of Additional Information of Federated MDT Balanced Fund dated December 12, 2006.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 18, 2007